UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT,
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: February 2, 2004

COMPREHENSIVE CARE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9927	95-2594724

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

200 South Hoover Boulevard
Building 219, Suite 200
Tampa, Florida	33609

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 288-4808

N/A

(Former name or former address, if changed since last report)

SIGNATURES
Ex-99.1 February 2, 2004 Press Release

Item 5.       Other Events and Required FD Disclosure.

On February 2, 2004, the Company announced that it had retained New York City firm Porter, Le Vay & Rose, Inc., as its financial public relations firm. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.       Exhibits.

Exhibit	Description

99.1	Press release dated February 2, 2004 announcing the Company’s engagement of Porter, Le Vay & Rose, Inc.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

COMPREHENSIVE CARE CORPORATION

	By:	/s/ Robert J. Landis

		Name:	Robert J. Landis
		Title:	Chairman of the Board, Chief Financial Officer and Treasurer

Date: February 2, 2004

2